Exhibit 4.1

Execution Copy

LIFE PARTNERS POSITION HOLDER TRUST,

Issuer,

Advance Trust & Life Escrow Services, LTA,

as NIRAN Trustee

and

Vida, Capital, Inc., as Servicer,

as Registrar

Indenture

Dated as of December 9, 2016

3.00% Senior Secured Notes Due 2031

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EXHIBITS

EXHIBIT A   Form of Note

EXHIBIT B   Restricted Legend

SCHEDULES

SCHEDULE I     Annual Sinking Fund Additions

SCHEDULE II    NIRAN Trustee Compensation

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THIS INDENTURE, dated as of December 9, 2016, is among LIFE PARTNERS POSITION HOLDER TRUST, a Texas trust (as further defined in Section 1.01, the “Issuer”), and Advance Trust & Life Escrow Services, LTA, as trustee (the “NIRAN Trustee”), and Vida Capital, Inc., as Servicer (the “Servicer”) under the Servicing Agreement, acting as Registrar hereunder.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $ $63,729,907 aggregate principal amount of the Issuer’s 3.00% Senior Secured Notes Due 2031 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes when executed by the Issuer and authenticated and delivered by the NIRAN Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

Except as may otherwise be provided herein, this Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Accounts Agreement” means the Securities and Deposit Account Agreement and the Securities and Deposit Account Control Agreement dated as of December 9, 2016 among the Issuer, Advance Trust & Life Escrow Services, LTA, as Depository, the NIRAN Trustee, Vida Capital, Inc., as CFH Agent, Vida Capital, Inc., as Vida Collateral Agent, Advance Trust & Life Escrow Services, LTA, as MFF Collateral Agent, and Life Partners, Inc.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Annual Period” means the 12-month period beginning on but excluding the Effective Date and ending on and including the first anniversary thereof, and thereafter, each 12-month period beginning on but excluding the last day of the prior Annual Period and ending on and including the next anniversary of the Effective Date.

“Annual Sinking Fund Addition” means, with respect to each Annual Period, the amount set forth on Schedule I hereto as the amount scheduled to be added to the NIRAN Sinking Fund Account during such Annual Period to (a) fund the next annual interest payment on the Notes, and (b) provide for the full funding, in installments over time, of the amount necessary to pay the principal amount of all of the Notes on their maturity date.

“Annual Sinking Fund Shortfall” means, on any date of determination, the amount, if any, by which the aggregate amount deposited in the NIRAN Sinking Fund Account pursuant to Section 11.05 on or after the first day of the first Annual Period and on or before the last day of the Annual Period preceding the Annual Period in which such date of determination occurs, minus all interest paid on the Notes, is less than the aggregate amount of all “Annual Sinking Fund Accretions” set forth on Schedule I for all Annual Periods preceding the Annual Period in which such date of determination occurs.

“Applicable Percentage” means 32.96%.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the NIRAN Trustee.

“Bankruptcy Law” means any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law.

“Business Day” means any day other than a Legal Holiday.

“Collateral” means all property described in the Security Agreement in which a Lien is granted to secure the Notes.

“Commission” means the Securities and Exchange Commission.

“Corporate Trust Office” means the office of the NIRAN Trustee at which the corporate trust business of the NIRAN Trustee is principally administered, which at the date of this Indenture is located at 4125 West Waco Drive Suite 200, Waco, TX 76710.

“Debtor NIRAN Collateral Deposit Account” has the meaning specified in the Accounts Agreement.

“Debtor NIRAN Collateral Securities Account” has the meaning specified in the Accounts Agreement.

“Debtor NIRAN Collateral Specified Interest” has the meaning specified in the Accounts Agreement.

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“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Effective Date” means the date of this Indenture.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Institutional Accredited Investor Certificate” means a written certification addressed to the Issuer and the NIRAN Trustee to the effect that the Person making such certification is an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means the 15th of December of each year, commencing on December 15, 2017.

“Issue Date” means the date on which Notes are issued under this Indenture.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Texas or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Maturity Date” means December 9, 2031

“Maturity Funds Facility” has the meaning specified in the Accounts Agreement.

“NIRAN Collateral Deposit Account” has the meaning specified in the Accounts Agreement.

“NIRAN Collateral Securities Account” has the meaning specified in the Accounts Agreement.

“NIRAN Collateral Specified Interest” has the meaning specified in the Accounts Agreement.

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“NIRAN Sinking Fund Account” has the meaning specified in the Accounts Agreement.

“NIRAN Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7. Unless the context otherwise requires, “NIRAN Trustee” shall be deemed to include the entity acting as trustee in its capacities (if any) as collateral agent, paying agent and authenticating agent.

“Non-U.S. Person” means a Person that is not a U.S. Person, as defined in Regulation S.

“Note Documents” means this Indenture, the Notes, the Security Agreement, the Accounts Agreement and the Sinking Fund Account Control Agreement.

“Notes” has the meaning assigned to such term in the Recitals.

“ Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Security Agreement, including for the avoidance of doubt, Obligations in respect of all fees of, payment or reimbursement of expenses incurred by, indemnifications, damages and any other liabilities payable to, the NIRAN Trustee in accordance with the Note Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness, provided that, except as otherwise provided in the definition of Notes Obligations, in order to avoid double counting, Obligations with respect to the Notes shall not include fees or indemnifications in favor of the NIRAN Trustee and other third parties other than the Holders of the Notes.

“Officer” means, in the case of the Issuer, an officer, trustee, manager, or other such similar Person of the Issuer.

“Officers’ Certificate” means, in the case of the Issuer, a certificate signed by an Officer of the Issuer.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, satisfactory to the NIRAN Trustee.

“Paying Agent” refers to a Person engaged to perform the obligations of the NIRAN Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Plan” means the Revised Third Amended Joint Plan of Reorganization of Life Partners Holdings, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code, confirmed by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, on November 1, 2016.

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“Policy” has the meaning specified in the Accounts Agreement.

“Register” shall have the meaning assigned to such term in Section 2.09.

“Registrar” shall have the meaning assigned to such term in Section 2.03.

“Regular Record Date” for the interest payable on any Interest Payment Date means the last day of the calendar month (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a written certification addressed to the Issuer and the NIRAN Trustee to the effect that the Person making such certification is transferring Notes pursuant to an exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a written certification addressed to the Issuer and the NIRAN Trustee to the effect that the Person making such certification (i) is acquiring such Note for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (ii) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (iii) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the NIRAN Trustee Security Agreement dated as of the date hereof between the Issuer and the NIRAN Trustee.

“Servicer” means Vida Capital, Inc., in its capacity as the Servicer under the Servicing Agreement, and any successor or permitted assign under the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as of December 9, 2016 between the Issuer and the Servicer, and joined in for certain purposes by Life Partners IRA Partnership, LLC.

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“Sinking Fund Account Control Agreement” means that certain Bank Deposit Account Control Agreement dated as of December 9, 2016 among the Issuer, the NIRAN Trustee, and BOKF, NA relating to the NIRAN Sinking Fund Account.

“Stated Maturity” means, with respect to any installment of interest or principal on any indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“USA Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends. The Notes and the NIRAN Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1.00 in principal amount and any multiple of $1.00 in excess thereof, as determined in accordance with the Plan. The Notes will be issued only in definitive, certificated form and will not be held by or through the Depository Trust Company or Person and will not be listed on any securities exchange.

(a) Except as otherwise provided herein or as otherwise determined by the Issuer (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) to not be necessary or appropriate in order to comply with the Securities Act, each Note will bear the Restricted Legend.

(b) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information or that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note are effected in compliance with the Securities Act, it may remove the Restricted Legend from Notes subsequently issued by it.

(c) By its acceptance of any Note bearing the Restricted Legend, each Holder thereof acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication. An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer

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whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(a) A Note will not be valid until the NIRAN Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the NIRAN Trustee for authentication. The NIRAN Trustee will authenticate and deliver the Notes for issue in the aggregate principal amount not to exceed $63,729,907.

(c) The Notes will be treated as a single class for all purposes under this Indenture and will vote together as one class on all matters.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) The NIRAN Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the NIRAN Trustee in respect of the obligations of the NIRAN Trustee to be performed by that agent will be deemed to be references to that agent. The Issuer hereby appoints the Servicer to maintain the Register for the Notes as provided for in this Indenture and the Servicing Agreement (and thus act as the “Registrar” for purposes of this Indenture), and the Servicer hereby accepts such appointment. The Issuer will act as Paying Agent (except for purposes of Article 8, for which the NIRAN Trustee will act as Paying Agent). The Issuer initially appoints the NIRAN Trustee as Paying Agent for purposes of Article 8, and the NIRAN Trustee accepts such appointment.

(b) The NIRAN Trustee, as Paying Agent, will, and the Issuer will require each Paying Agent other than the NIRAN Trustee or the Issuer or an Affiliate of the Issuer to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the NIRAN Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and any Paying Agent other than the NIRAN Trustee will promptly notify the NIRAN Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the NIRAN Trustee and account for any funds disbursed, and the NIRAN Trustee may at any time during the continuance of any payment default in respect of the Notes, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the NIRAN Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the NIRAN Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the NIRAN Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the NIRAN Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the NIRAN Trustee or the Issuer, an indemnity or security must be furnished that is

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sufficient in the judgment of the NIRAN Trustee to protect itself and in the judgment of the Issuer to protect the Issuer and the NIRAN Trustee from any loss they may suffer if a Note is replaced. The Issuer and the NIRAN Trustee may charge the Holder for the expenses of the Issuer and the NIRAN Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the NIRAN Trustee except for

(i) Notes cancelled by the NIRAN Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.04 unless and until the NIRAN Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii) on or after the maturity date or any redemption date or date for purchase of the Notes, those Notes payable or to be redeemed or purchased on that date for which the NIRAN Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding (it being understood that in determining whether the NIRAN Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the NIRAN Trustee knows to be so owned will be so disregarded). Notes so owned by the Issuer or an Affiliate of the Issuer which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the NIRAN Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the NIRAN Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes to the Registrar and the delivery thereof by the Registrar to the NIRAN Trustee, the Issuer will execute and the NIRAN Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

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Section 2.07. Cancellation. The Issuer at any time may deliver to the NIRAN Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the NIRAN Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Registrar and the Paying Agent will forward to the NIRAN Trustee any Notes surrendered to it for transfer, exchange or payment. The NIRAN Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the NIRAN Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Issuer in issuing the Notes may use “CUSIP” and “CINS” numbers, and the NIRAN Trustee may use CUSIP numbers or CINS numbers in notices of redemption or exchange as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or offer to purchase. The Issuer will promptly notify the NIRAN Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(a) Each Note will be registered in the name of the holder thereof or its nominee.

(b) A Holder may transfer a Note to another Person or exchange a Note for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10 or the Servicing Agreement. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section and the Servicing Agreement (including Schedule XII thereof) by noting the same in the Register maintained by the Registrar for the purpose; provided that

(i) no transfer or exchange will be effective until it is registered in such

Register, and

(ii) the Registrar will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the NIRAN Trustee, the Registrar and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

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From time to time the Issuer will execute and the NIRAN Trustee, as directed by the Registrar, will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(c) If a Note is transferred or exchanged for another Note, the NIRAN Trustee will (x) cancel the Note being transferred or exchanged, (y) deliver to the Registrar for delivery to the applicable Holder one or more new Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Note, deliver to the Holder thereof one or more Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Note, registered in the name of the Holder thereof.

(d) The Registrar will from time to time provide to the NIRAN Trustee such information as may be necessary or appropriate to carry out the purpose of this Section 2.09 and Section 2.10.

Section 2.10. Restrictions on Transfer and Exchange. The transfer or exchange of any Note may only be made in accordance with this Section, Section 2.09 and the Servicing Agreement. The Registrar shall refuse to register any requested transfer or exchange that the Registrar knows does not comply with the preceding sentence.

(a) The transfer or exchange of any Note may only be made if the Person requesting the transfer or exchange delivers or causes to be delivered to the Registrar (I)(x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or (II) an Opinion of Counsel and such other certifications and evidence as the Issuer or the Registrar may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act, any applicable securities laws of any state of the United States and the restrictions on transfer set forth in the Servicing Agreement; provided that if the requested transfer or exchange is made by the Holder of a Note that does not bear the Restricted Legend, then no certification under clause (I) of the preceding sentence is required. In the event that the transfer or exchange complies with the preceding sentence and (i) the requested transfer or exchange takes place after the expiration of the Restricted Period and a duly completed Regulation S Certificate is delivered to the Registrar or (ii) a Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Issuer will issue, NIRAN Trustee will authenticate and the Registrar will deliver a Note that does not bear the Restricted Legend.

(b) The Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note, and the NIRAN Trustee and the

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Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

ARTICLE 3

REDEMPTION

Section 3.01. Optional Redemption. The Issuer may redeem all or a part of the Notes, from time to time, without premium plus accrued and unpaid interest, if any, on the Notes redeemed.

Section 3.02. Method and Effect of Redemption.

(a) If the Issuer elects to redeem Notes, it must notify the NIRAN Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the NIRAN Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the NIRAN Trustee, and the NIRAN Trustee will select the Notes to be redeemed on a pro rata basis, subject to adjustments so that no Notes are redeemed in an unauthorized denomination, unless otherwise required by law or applicable stock exchange requirements. Notes redeemed in part must be redeemed in denominations of $100 principal amount and higher integral multiples of $100. The NIRAN Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notices of redemption must be sent by the Issuer or at the Issuer’s request, by the NIRAN Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 days before the redemption date by first class mail to each Holder of Notes to be redeemed at its registered address, except notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i) the redemption date;

(ii) the redemption price, or the method by which it will be calculated;

(iii) the place or places where Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the redemption price;

(v) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vi) if any Note is redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the redemption date, upon surrender of

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such Note, new Notes equal in principal amount to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note; and

(vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) At the Issuer’s request, the NIRAN Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the NIRAN Trustee, at least 45 days prior to the redemption date (or such shorter period of time, subject to Section 3.03(a), as may be acceptable to the NIRAN Trustee), an Officers’ Certificate requesting that the NIRAN Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section.

(d) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date. Notices of redemption may not be subject to conditions precedent. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(e) Unless the Issuer defaults in the payment of the redemption price, interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (Texas time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the NIRAN Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that, if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the NIRAN Trustee of its compliance with this paragraph.

(a) An installment of principal or interest will be considered paid on the date due if the NIRAN Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(b) The Issuer agrees to pay interest on overdue principal and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

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(c) Payments (both interest and principal) in respect of the Notes are to be made by mailing a check to each Holder’s registered address. For any payment in excess of $100, the payment will be made by wire transfer of immediately available funds to the account specified by the Holder, if a written request for such payment (including agreement to pay any related wire transfer fees) is received by the Servicer not less than thirty (30) days prior to the Record Date for the payment.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain in the United States an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands (but not service of process) to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the office of the Registrar located at 805 Las Cimas Pkwy, Suite 350, Austin, Texas 78746 as the office at which Notes may be surrendered for registration of transfer or exchange or for presentation for payment, and the Corporate Trust Office of the NIRAN Trustee as such office for the other purposes specified herein. The Issuer will give prompt written notice to the NIRAN Trustee and the Registrar of the location, and any change in the location, of either such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the NIRAN Trustee and the Registrar with the address thereof, such presentations and surrenders may be made to the Registrar and such notices and demands may be made or served to the NIRAN Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in Dallas, Texas where Notes may be presented or surrendered for payment, the Issuer shall forthwith designate and maintain such an office or agency in Dallas, Texas, in order that the Notes shall at all times be payable in Dallas, Texas. The Issuer will give prompt written notice to the NIRAN Trustee and the Registrar of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its respective organizational documents, and the material rights, licenses and franchises of the Issuer, provided that this Section does not prohibit any transaction otherwise permitted by Article 5.

Section 4.04. Limitation on Liens. The Issuer will not, directly or indirectly, create, incur or permit to exist any Lien upon any Collateral, other than Liens securing the Notes.

Section 4.05. Reports to Trustee.

(a) The Issuer will file with the NIRAN Trustee and the Commission and deliver to the Holders (in either case if required under such Section 314(a) of the Trust Indenture Act) such annual reports and other information, documents and reports as may be required under Section 314(a) of the Trust Indenture Act, including without limitation the delivery to the NIRAN Trustee annually, within 120 days after the end of each fiscal year of the Issuer, of a certificate from the Chief Executive Officer, the Chief Financial Officer or the principal accounting officer of the Issuer as to such officer’s knowledge of the Issuer’s compliance with all conditions and

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covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture). Any such report to the Holders shall be delivered as provided in Section 313(c) of the Trust Indenture Act.

(b) The Issuer will deliver to the NIRAN Trustee, as soon as possible and in any event within five Business Days after the Issuer becomes aware of the occurrence of a Default or Event of Default, an Officers’ Certificate setting forth the details of the Default or Event of Default, and the action which the Issuer proposes to take with respect thereto.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Merger, Consolidation or Sale of Substantially All Assets. The Issuer will not (1) consolidate or merge with or into another Person (regardless of whether the Issuer is the surviving entity), convert into another form of entity or continue in another jurisdiction; or (2) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(i) either: (A) the Issuer is the surviving entity; or (B) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation, limited liability company, limited partnership or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) the Surviving Entity assumes all the obligations of the Issuer under the Notes and this Indenture (and the relevant Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to a supplemental indenture;

(iii) immediately after such transaction or transactions, no Default or Event of Default exists;

(iv) the Issuer delivers to the NIRAN Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(v) the Surviving Entity shall take such action (or agree to take such action) as may be reasonably necessary to cause any Collateral owned by or transferred to the Surviving Entity to be subject to a Lien in favor of the NIRAN Trustee in the manner and to the extent required under the Note Documents and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the NIRAN Trustee may reasonably request.

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(b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, this Section, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Issuer had been named as the Issuer herein and the predecessor Issuer shall be discharged and released from all Obligations under this Indenture and the Notes; provided that the predecessor Issuer shall not be released from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of the Issuer’s properties or assets in a transaction that is subject to, and that complies with the provisions of this Section.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. Each of the following is an “Event of Default” with respect to the Notes:

(a) a default in the payment when due of principal of the Notes;

(b) a default for 30 days in the payment when due of interest on the Notes;

(c) failure by the Issuer to comply with its obligations under Section 5.01;

(d) failure by the Issuer for 30 days after written notice from the NIRAN Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes to comply with Section 4.04;

(e) failure by the Issuer for 60 days after written notice from the NIRAN Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes to comply with any of the other agreements in this Indenture or any other Note Document;

(f) the Issuer, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) makes a general assignment for the benefit of its creditors; or

(iv) generally is not paying its debts as they become due; and

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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(i) is for relief against the Issuer in an involuntary case; or

(ii) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or

(iii) orders the liquidation of the Issuer;

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

(h) the occurrence of any of the following:

(i) except as permitted by the Security Agreement or this Indenture, the Security Agreement ceases for any reason to be enforceable; or

(ii) the Issuer or any Person acting on behalf it denies or disaffirms, in writing, any obligation of the Issuer set forth in or arising hereunder or under the Security Agreement.

Section 6.02. Acceleration. In the case of an Event of Default specified in clause (f) or clause (g) of Section 6.01, all then outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the NIRAN Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Issuer and, in case of a notice by Holders, also to the NIRAN Trustee specifying the respective Event of Default and that it is a notice of acceleration. Upon any such declaration, the Notes shall become due and payable immediately.

(a) At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the NIRAN Trustee as hereinafter in Article 6 provided, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer and the NIRAN Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the NIRAN Trustee a sum sufficient to pay:

(A) all overdue interest on all Notes;

(B) the principal of any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes; and

(D) all sums paid or advanced by the NIRAN Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the NIRAN Trustee, its agents and counsel; and

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(ii) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the NIRAN Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any other Note Document. The NIRAN Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02(b), 6.07 and 9.02(b), the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the NIRAN Trustee, waive an existing Default and its consequences, except a continuing Default in the payment of principal or interest on the Notes. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the NIRAN Trustee or exercising any trust or power conferred on the NIRAN Trustee. However, the NIRAN Trustee may refuse to follow any direction that the NIRAN Trustee determines in good faith conflicts with law or this Indenture, that may involve the NIRAN Trustee in personal liability, or that the NIRAN Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest, when due, a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(a) such Holder has previously given to the NIRAN Trustee written notice of a continuing Event of Default;

(b) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the NIRAN Trustee to pursue the remedy;

(c) such Holders have offered the NIRAN Trustee security or indemnity satisfactory to the NIRAN Trustee against any loss, liability or expense;

(d) the NIRAN Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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(e) Holders of a majority in aggregate principal amount of the outstanding Notes have not given the NIRAN Trustee a direction that is inconsistent with such written request within such 60-day period.

Section 6.07. Rights of Holders. Notwithstanding anything herein to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by NIRAN Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the NIRAN Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the NIRAN Trustee, its agents and counsel and any other amounts due the NIRAN Trustee hereunder.

Section 6.09. NIRAN Trustee May File Proofs of Claim. The NIRAN Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the NIRAN Trustee (including any claim for the compensation, expenses, disbursements and advances of the NIRAN Trustee, its agents and counsel, and any other amounts due the NIRAN Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or its respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the NIRAN Trustee and, if the NIRAN Trustee consents to the making of such payments directly to the Holders, to pay to the NIRAN Trustee any amount due to it for the compensation, and reasonable expenses, disbursements and advances of the NIRAN Trustee, its agent and counsel, and any other amounts due the NIRAN Trustee hereunder. Nothing in this Indenture will be deemed to empower the NIRAN Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the NIRAN Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the NIRAN Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

First: to the NIRAN Trustee for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for in payment of the Obligations, ratably, without preference or priority of any kind, according to the respective amounts then due and owing or as otherwise provided herein; and

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Third: to the Issuer or as a court of competent jurisdiction may direct.

The NIRAN Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the NIRAN Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the NIRAN Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, the NIRAN Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the NIRAN Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the NIRAN Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the NIRAN Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the NIRAN Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to any suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit instituted by the Issuer, the NIRAN Trustee or any Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the NIRAN Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the NIRAN Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the NIRAN Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the NIRAN Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Issuer covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Issuer hereby expressly waives, to the extent that it may lawfully do so, all benefit or

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advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the NIRAN Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE NIRAN TRUSTEE

Section 7.01. General. The duties and responsibilities of the NIRAN Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the NIRAN Trustee is subject to this Article.

(a) Except during the continuance of an Event of Default, the NIRAN Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the NIRAN Trustee. In case an Event of Default has occurred and is continuing, the NIRAN Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the NIRAN Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) In the absence of bad faith on its part, the NIRAN Trustee, subject to Section 315 of the Trust Indenture Act, may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The NIRAN Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the NIRAN Trustee pursuant to any provision hereof, the NIRAN Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The NIRAN Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the NIRAN Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the NIRAN Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The NIRAN Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

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(d) The NIRAN Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the NIRAN Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The NIRAN Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the NIRAN Trustee, or exercising any trust or power conferred upon the NIRAN Trustee, under this Indenture.

(f) The NIRAN Trustee may consult with counsel, and the advice or opinion of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) The NIRAN Trustee will not be liable for any error of judgment made in good faith by a responsible officer of the NIRAN Trustee unless it shall be proved that the NIRAN Trustee was negligent in ascertaining the pertinent facts.

(h) The NIRAN Trustee may refuse to perform any duty or exercise any right or power that would require it to expend its own funds or risk any liability if it reasonably believes that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(i) Anything in this Indenture to the contrary notwithstanding, in no event will the NIRAN Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the NIRAN Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(j) The NIRAN Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee. The NIRAN Trustee and the Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the NIRAN Trustee or the Registrar. Any Agent may do the same with like rights. However, the NIRAN Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

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(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the NIRAN Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The NIRAN Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the NIRAN Trustee, the NIRAN Trustee will send notice of the Default to each Holder within 90 days after it has knowledge thereof, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the NIRAN Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of responsible officers of the NIRAN Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

The NIRAN Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a Default under Section 6.01(a) or (b) so long as the NIRAN Trustee is Paying Agent or (ii) any Default or Event of Default of which the NIRAN Trustee shall have received written notification or a responsible officer charged with the administration of this Indenture shall have obtained actual knowledge.

Section 7.06. Reports by Trustee to Holders.

(a) The NIRAN Trustee will deliver to the Holders, at least annually, a brief report with respect to any event that may have occurred that is specified in Section 313(a) of the Trust Indenture Act within the preceding 12 months (but if no such event has occurred within such period no report need be delivered).

(b) Pursuant to Section 313(b) of the Trust Indenture Act, the NIRAN Trustee will deliver to the Holders a brief report with respect to:

(i) the release or release and substitution, of property subject to a Lien securing the Notes (and the consideration therefor) unless the fair value of such property (as set forth in the certificate or opinion required by Section 11.02(d)) is less than 10% of the principal amount of the Notes outstanding at the time of such release, or

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(ii) the character and amount of any advances made by it since the date of the last report pursuant to this Section 313(b)(i) (or if no such report has been delivered, since the date of this Indenture) for the reimbursement of which it may claim a Lien prior to that of the Notes on the collateral securing the Notes and that it has not previously reported pursuant to this Section 7.06(b)(ii), if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of the Notes outstanding at the time of such release, such report to be delivered within 90 days after each such occurrence.

(c) All reports shall be delivered to such Holders as specified in Section 313(c) of the Trust Indenture Act and, at the time of delivery to such Holders, shall be filed with each stock exchange, if any, on which the Notes may be listed and with the Commission.

Section 7.07. Compensation and Indemnity.

(a) The Issuer will pay the NIRAN Trustee compensation and reimburse the NIRAN Trustee for reasonable out-of-pocket expenses, disbursements and expenses incurred or made by the NIRAN Trustee, as set forth on Schedule II. The NIRAN Trustee will not be reimbursed for any internal cost or expense, or for any fees and expenses of counsel and other advisers, in connection with the negotiation or administration of this Indenture or any other Note Document. The compensation of the NIRAN Trustee is not limited by any law on compensation of a Trustee of an express trust.

(b) The Issuer will indemnify the NIRAN Trustee and its directors, officers, agents and employees for, and hold them harmless against, any loss or liability or expense incurred by it or any such director, officer, agent or employee without negligence or bad faith on the NIRAN Trustee’s part arising out of or in connection with the enforcement of this Indenture or any other Note Document and the costs and expenses of defending themselves against any claim or liability and of complying with any process served upon them in connection with the exercise or performance of any of the NIRAN Trustee’s powers or duties under this Indenture, the Notes or any other Note Document.

(c) To secure the Issuer’s payment obligations in this Section, the NIRAN Trustee will have a lien prior to the Notes on all money or property held or collected by the NIRAN Trustee, in its capacity as NIRAN Trustee and all Collateral securing the Notes.

(d) When the NIRAN Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(i) or (j), such expenses are intended to constitute expenses of the administration under any Bankruptcy Law.

(e) The provisions of this Section 7.07 shall survive the resignation or replacement of the NIRAN Trustee, any discharge or defeasance under Article 8, and termination of this Indenture.

Section 7.08. Replacement of Trustee.

(a) The NIRAN Trustee may resign at any time by written notice to the Issuer.

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(i) The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the NIRAN Trustee by written notice to the NIRAN Trustee.

(ii) If the NIRAN Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the NIRAN Trustee and the appointment of a successor Trustee.

(iii) The Issuer may remove the NIRAN Trustee if: (A) the NIRAN Trustee is no longer eligible under Section 7.10; (B) the NIRAN Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the NIRAN Trustee or its property; (D) the NIRAN Trustee becomes incapable of acting, and may also remove the NIRAN Trustee at any other time at its discretion.

A resignation or removal of the NIRAN Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the NIRAN Trustee has been removed by the Holders, Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the NIRAN Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the NIRAN Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the NIRAN Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the NIRAN Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The NIRAN Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the NIRAN Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to,

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another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the NIRAN Trustee in this Indenture.

Section 7.10. Eligibility. The Indenture must always have a NIRAN Trustee that satisfies the requirements of Trust Indenture Act Section 310(a), including having a combined capital and surplus of at least $150,000.

Section 7.11. Money Held in Trust. The NIRAN Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the NIRAN Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DISCHARGE

Section 8.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as otherwise specified in clause (b) below), when:

(i) either

(A) all Notes that have been authenticated, except lost, stolen, mutilated or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the NIRAN Trustee for cancellation; or

(B) all Notes that have not been delivered to the NIRAN Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuer has irrevocably deposited or caused to be deposited with the NIRAN Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the NIRAN Trustee for cancellation for principal and accrued interest to the date of Stated Maturity or redemption;

(ii) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(iii) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

(iv) the Issuer has paid or caused to be paid all Notes Obligations then due and payable under this Indenture by the Issuer;

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(v) the Issuer has delivered irrevocable instructions to the NIRAN Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(vi) the Issuer has delivered to the NIRAN Trustee (A) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (i) through (v) above have been satisfied, and (B) an Opinion of Counsel, stating that all conditions precedent set forth in clauses (iii) and (v) above have been satisfied.

(b) Notwithstanding the satisfaction and discharge of this Indenture pursuant to paragraph (a), (x) the obligations of the Issuer to the NIRAN Trustee under Section 7.07, and the right of the NIRAN Trustee to resign under Section 7.08(a)(i) shall survive, and (y) if money shall have been deposited with the NIRAN Trustee pursuant to paragraph (a), the obligations of the Issuer and the NIRAN Trustee under Section 2.04, Section 2.09, Section 4.02, Section 7.11, Section 8.01(c), Section 8.02 and Section 8.03 shall each survive.

(c) All money deposited with the NIRAN Trustee pursuant to paragraph (a) shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the NIRAN Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the NIRAN Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 8.02. Repayment to Issuer. Subject to Section 7.07, the NIRAN Trustee will promptly pay to the Issuer upon request any excess money held by the NIRAN Trustee at any time and thereupon be relieved from all liability with respect thereto. Subject to any applicable abandoned property laws, the NIRAN Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the NIRAN Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in Dallas, Texas, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the NIRAN Trustee with respect to such money will cease.

Section 8.03. Reinstatement. If and for so long as the NIRAN Trustee is unable to apply any money held in trust pursuant to Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held in trust.

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ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. Without the consent of any Noteholder, the Issuer and the NIRAN Trustee may amend or supplement this Indenture, the Notes, or any other Note Document to:

(a) cure any ambiguity, defect, inconsistency, omission or mistake;

(b) to provide for the assumption of the Issuer’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s properties or assets in compliance with this Indenture or to add a co-issuer;

(c) to make any change that would provide any additional rights or benefits to the Holders, add Events of Default or surrender any right or power conferred upon the Issuer or that does not adversely affect in any material respect the legal rights hereunder of any Holder;

(d) to secure the Notes, including pursuant to the requirements of Section 4.04;

(e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee;

(g) to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents; or

(h) to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination.

Section 9.02. Amendments with Consent of Holders. Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraphs (b) and (c), the Issuer and the NIRAN Trustee may amend or supplement this Indenture, the Notes and the other Note Documents with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the NIRAN Trustee may waive any existing Default or compliance by the Issuer with any provision of this Indenture or the Notes.

(a) Notwithstanding the provisions of paragraph (a), without the consent of each Holder of outstanding Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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(ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes;

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, which acceleration has been rescinded) or a Default or Event of Default in respect of a provision that cannot be amended or supplemented without the consent of each Holder affected;

(v) make any Note payable in a currency other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(vii) waive a redemption payment with respect to any Security;

(viii) make any change in the ranking of the Notes in a manner adverse to the Holders of the Notes;

(ix) make any change in the preceding amendment, supplement and waiver provisions of this Indenture; or

(x) release the Liens for the benefit of the Holders on any of the Collateral, other than in accordance with this Indenture and the Security Agreement.

(b) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(c) An amendment, supplement or waiver under this Section will become effective on receipt by the NIRAN Trustee of written consents from the Holders of the requisite percentage in aggregate principal amount of the outstanding Notes, and execution thereof by the NIRAN Trustee and (if required) the Issuer. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03. Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

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(b) If an amendment, supplement or waiver changes the terms of a Note, the NIRAN Trustee may require the Holder to deliver it to the NIRAN Trustee so that the NIRAN Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The NIRAN Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The NIRAN Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the NIRAN Trustee has received such an Opinion of Counsel and an Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the NIRAN Trustee. The NIRAN Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the NIRAN Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If there shall be any conflict between the provisions of this Indenture and any such provisions of the Trust Indenture Act, the provisions of the Trust Indenture Act will prevail.

Section 10.02. Noteholder Communications; Noteholder Actions. The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the NIRAN Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Issuer nor the NIRAN Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, and the Issuer, the NIRAN Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

(a) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the NIRAN Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the NIRAN Trustee deems sufficient.

(ii) The NIRAN Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

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(b) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the NIRAN Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the NIRAN Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 10.03. Notices. Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the NIRAN Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer:

Life Partners Position Holder Trust

c/o Eduardo S. Espinosa, as trustee

c/o Dykema Cox Smith

1717 Main Street, Suite 4200

Dallas, TX 75201

with a copy to:

Dykema Cox Smith

Attn: Mike Napoli

1717 Main Street, Suite 4200

Dallas, TX 75201

if to the NIRAN Trustee:

Advance Trust & Life Escrow Services, LTA, as trustee

4125 West Waco Drive

Waco, Texas 76710

with a copy to:

Dietz and Jarrard

Attn: R. Mark Dietz

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106 Fannin Ave. E.

Round Rock, TX 78664

if to the Registrar:

Vida Capital, Inc., as Servicer

805 Las Cimas Pkwy, Suite 350

Austin, TX 78746

with a copy to:

Gray Reed & McGraw

Attn: Jason S. Brookner

1601 Elm Street, Suite 4600

Dallas, TX 75201

The Issuer, the NIRAN Trustee or the Registrar by notice to each of the other parties may designate additional or different addresses for subsequent notices or communications. The Issuer, the NIRAN Trustee and the Registrar each shall give all of the other parties written notice of any change in its address for purposes of this Indenture.

(a) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the NIRAN Trustee at the same time. A defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(b) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the NIRAN Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the NIRAN Trustee to take any action under this Indenture, the NIRAN Trustee shall receive from the Issuer:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

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(a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 10.06. Payment Date Other Than a Business Day. If any scheduled payment with respect to a payment of any principal of or interest on any Note is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 10.07. Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 10.09. Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the NIRAN Trustee in this Indenture will bind its successor.

Section 10.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The Indenture may be executed by facsimile or other electronic transmission.

Section 10.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 10.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member, manager, partner, trustee or equityholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of,

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such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.14. Waiver of Jury Trial . EACH PARTY TO THIS INDENTURE AND, BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

Section 10.15. USA Patriot Act. The NIRAN Trustee hereby notifies the Issuer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow the NIRAN Trustee to identify the Issuer in accordance with the USA Patriot Act.

Section 10.16. Force Majeure. In no event shall the NIRAN Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the NIRAN Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.17. Trustee of the Issuer. The trustee of the Issuer is entering into this Agreement solely in his capacity as trustee of Life Partners Position Holder Trust. There shall be no recourse under any circumstance, against such trustee individually for any obligations or liabilities hereunder or under any other Note Document. The sole recourse of the NIRAN Trustee, the Holders and any other Person with respect to such obligations and liabilities shall be against trust assets of Life Partners Position Holder Trust available for the payment of such obligations and liabilities.

ARTICLE 11

COLLATERAL SECURITY

Section 11.01. Security Interest. The due and punctual payment of the Obligations on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest (to the extent permitted by law), on the Notes, and performance and payment of all other Notes Obligations of the Issuer to the Holders or the NIRAN Trustee under the Note Documents, according to the terms hereunder or are secured as provided in the Security Agreement, the Accounts Agreement and this Indenture.

(b) Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of the Security Agreement and the Accounts Agreement (including without limitation the provisions providing for foreclosure and release of Collateral and amendments thereto) as the

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same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Advance Trust & Life Escrow Services LTA, as the NIRAN Trustee. Each Holder of Notes, by its acceptance thereof, directs the NIRAN Trustee to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof. The NIRAN Trustee and each Holder of Notes, by its acceptance thereof, acknowledges that, as more fully set forth in the Security Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of the Holders of Notes and the NIRAN Trustee, and the Lien of this Indenture and the Security Agreement is subject to and qualified and limited in all respects by the Security Agreement and actions that may be taken thereunder.

Section 11.02. Opinions and Certificates.

(a) Promptly after the execution and delivery of this Indenture, the Issuer will deliver to the NIRAN Trustee an Opinion of Counsel pursuant to Section 314(b)(1) of the Trust Indenture Act stating that in the opinion of such counsel such actions have been taken so as to make effective the Lien intended to be created hereby and by the other Note Documents, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

(b) At least annually, the Issuer will deliver to the NIRAN Trustee an Opinion of Counsel pursuant to Section 314(b)(2) of the Trust Indenture Act either (i) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, the other Note Documents or other documents relating thereto as is necessary to maintain the Lien intended to be created hereby and by the other Note Documents, and reciting the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

(c) The Issuer will furnish to the NIRAN Trustee pursuant to Section 314(c) of the Trust Indenture Act evidence of compliance with the conditions precedent, if any, provided for in this Indenture or the other Note Documents that relate to the release and substitution of property subject to the Lien of this Indenture and the other Notes documents. Such evidence shall consist of such Officers’ Certificates, Opinions of Counsel or other certificates or opinions of accountants as are provided in Section 314(c) of the Trust Indenture Act.

(d) The Issuer shall deliver to the NIRAN Trustee pursuant to Section 314(d) of the Trust Indenture Act a certificate or opinion of an engineer, appraiser or other expert as to the fair value of any property or securities to be released from the Lien of the Indenture, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under this Indenture and the other Note Documents in contravention of the provisions hereof or thereof, which certificate or opinion shall be made by an independent engineer, appraiser or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then-current calendar year, as set forth in the certificates or opinions required under this Section 11.02(d), is 10% or more of the aggregate principal amount of the Notes at the time outstanding, but such certificate or opinion of an independent engineer, appraiser or other expert shall not be required

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in the case of any release of property or securities if the fair value thereof as set forth in the certificate or opinion required by this Section 11.02(d) is less than $25,000 or 1% of the aggregate principal amount of the Notes then outstanding.

Section 11.03. Further Assurances. The Issuer shall do all acts and things that may be required, or that the NIRAN Trustee from time to time may reasonably request, to assure and confirm that the NIRAN Trustee holds, duly created and enforceable and perfected first-priority Liens upon the Collateral, in each case, as contemplated by this Indenture and the other Note Documents.

Section 11.04. Release of Liens in Respect of Notes. The NIRAN Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture, and the right of the Holders to the benefits and proceeds of the Liens on the Collateral will terminate and be discharged:

(a) upon satisfaction and discharge of this Indenture;

(b) upon payment in full in cash and discharge of all Notes outstanding under this Indenture and all other Notes Obligations hereunder that are outstanding, due and payable under this Indenture and the Security Agreement at the time the Notes are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

(c) with respect to NIRAN Collateral Specified Interests in specific Policies, under the circumstances set forth in the Security Agreement;

(d) as otherwise provided in the Security Agreement, the Accounts Agreement and this Indenture; and

(e) in whole or in part, with the consent of the Holders of the requisite aggregate principal amount of Notes in accordance with Article 9 hereof.

Section 11.05. Sinking Fund Account.

(a) Each time a Policy with respect to which a Debtor NIRAN Collateral Specified Interest has been credited to the NIRAN Collateral Securities Account matures and maturity proceeds have been deposited into the NIRAN Collateral Deposit Account, the Issuer shall direct the Depository to invest and disburse such maturity proceeds as set forth in the Accounts Agreement and the Security Agreement, including making transfers into the NIRAN Sinking Fund Account of cash in an amount equal to the Applicable Percentage of such maturity proceeds, or such lesser amount as may be determined in accordance with the Security Agreement, until such time as the aggregate amount deposited into the NIRAN Sinking Fund Account pursuant to this Section 11.05(a) during an Annual Period shall equal the Annual Sinking Fund Addition for such Annual Period.

(b) If there is an Annual Sinking Fund Shortfall as of the first day of any Annual Period, then, in addition to any transfers to the NIRAN Sinking Fund Account pursuant to Section 11.05(a), each time a Policy with respect to which a Debtor NIRAN Collateral Specified Interest has been credited to the NIRAN Collateral Securities Account matures and maturity

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proceeds have been deposited into the NIRAN Collateral Deposit Account, the Issuer shall direct the Depository to invest and disburse all such maturity proceeds remaining after any transfer to the NIRAN Sinking Fund Account pursuant to Section 11.05(a), until such time as the aggregate amounts deposited into the Sinking Fund Account pursuant to this Section 11.05(b) shall equal the Annual Sinking Fund Shortfall as of such first day.

Section 11.06. The NIRAN Trustee. The NIRAN Trustee will hold (directly or through co-trustees or agents) and will be entitled to enforce all Liens on the Collateral created by the Security Agreement.

(b) Except as provided herein, the NIRAN Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any Lien on any Collateral securing Notes Obligations; or

(iii) to take any other action whatsoever with regard to any or all of the Security Agreement, the Note Documents, the Liens created thereby or the Collateral securing the Notes Obligations.

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IN WINTNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

LIFE PARTNERS POSITION HOLD

TRUST

By:	/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Trustee

NIRAN INDENTURE

SIGNATURE PAGE

TRUSTEE:

Advance Trust & Life Escrow Services, LTA,

as NIRAN Trustee

By:	/s/ Brando Gilliam
Name:	Brando Gilliam
Title:	President

NIRAN INDENTURE

SIGNATURE PAGE

REGISTRAR:

VIDA CAPITAL, INC., as Servicer

By:	/s/ Dan Young
Name:	Dan Young
Title:	General Counsel

NIRAN INDENTURE

SIGNATURE PAGE

EXHIBIT A

[FACE OF NOTE]

LIFE PARTNERS POSITION HOLDER TRUST

3.00% Senior Secured Notes Due 2031

No. ________	$__________

LIFE PARTNERS POSITION HOLDER TRUST, a Texas trust (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [__________], or its registered assigns, the principal sum of

________________ DOLLARS ($__________) on [_________ __], 2031].

Interest Rate: 3.00% per annum.

Interest Payment Date: December 15, commencing December 15, 2017.

Regular Record Date: November 30.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: ___________________________

LIFE PARTNERS POSITION HOLDER TRUST

By	____________________________________
Eduardo S. Espinosa
Trustee
A-2

(Form of NIRAN Trustee’s Certificate of Authentication)

This is one of the 3.00% Senior Secured Notes Due 2031 described in the Indenture referred to in this Note.

Date: ___________________________

Advance Trust & Life Escrow Services, LTA, as
NIRAN Trustee

By:	____________________________________
A-3

[REVERSE SIDE OF NOTE]

LIFE PARTNERS POSITION HOLDER TRUST

3.00% Senior Secured Notes Due 2031

Principal and Interest.

The Issuer promises to pay the principal of this Note on [______ __], 2031.

The Issuer promises to pay interest in cash on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 3.00% per annum.

Interest will be payable annually (to the holders of record of the Notes at the close of business on the last day of the calendar month (whether or not a Business Day), immediately preceding the interest payment date) on each interest payment date, commencing November 30, 2017.

The Holder of this Note is not entitled to any registration rights with respect to this Note

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [_________ __], 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer will pay interest on overdue principal and, to the extent lawful, interest at a rate per annum equal to the rate otherwise accruing on this Note. Interest not paid when due and any interest on principal or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the NIRAN Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

Indentures; Security.

This is one of the Notes issued under an Indenture dated as of December 9, 2016 (as amended from time to time, the “Indenture”), by and between the Issuer and Advance Trust & Life Escrow Services, LTA, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general obligations of the Issuer secured by a first-priority Lien on certain collateral security, as set forth in the Indenture, the Security Agreement and the other Note Documents.

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Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, as further described in the Indenture. There is no mandatory redemption applicable to this Note.

If the Issuer deposits with the NIRAN Trustee money sufficient to pay the then outstanding principal of and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1.00 principal amount and any multiple of $1.00 in excess thereof, as provided in the Plan. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The NIRAN Trustee or the Registrar may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the NIRAN Trustee or the Registrar will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the NIRAN Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default as provided in the Indenture occurs and is continuing, the Notes automatically become due and payable as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The NIRAN Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the NIRAN Trustee in its exercise of remedies.

Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the unanimous consent of the Holders of the outstanding Notes. In addition, the unanimous consent of the Holders of the outstanding Notes will be required to release the Liens for the benefit of the Holders on all or substantially all of the Collateral, other than in accordance with the Note Documents. Without notice to or the consent of any Holder, the Issuer and the NIRAN Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or defect or to correct or supplement any provision in the Indenture or the Notes that may be inconsistent with any other provision therein.

Authentication.

This Note is not valid until the NIRAN Trustee (or the Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

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Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of Texas.

Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

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[ASSIGNMENT FORM]

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:	_____________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	__________________

to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

Your Signature:	_________________________
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee: *______________________

_______________________

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note by a person or entity who may be deemed to be an “underwriter” within the meaning of 11 U.S.C. § 1145 or an “affiliate” or “control person” of the Issuer within the meaning of the Securities Act of 1933, as amended, occurring prior to __________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification of such is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification of such is being furnished herewith.

☐ (3) This Note is being transferred to an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and certification of such is being furnished herewith.

or

☐ (4) This Note is being transferred other than in accordance with (1), (2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the NIRAN Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
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Signature Guarantee: 1

By_____________________________ ____

To be executed by an executive officer

________________________

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND ANY SUBSEQUENT REOPENING OF THE NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE NIRAN TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE NIRAN TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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SCHEDULE I

ANNUAL SINKING FUND ADDITIONS

See attached schedule.

I-1

Prepared for H. Thomas Moran, Chapter 11 Trustee of Life Partners Holdings, Inc.

Preliminary - Subject to Further Review and Revision

Schedule I

NIRAN Sinking Fund

Annual Period	Annual Sinking Fund Addition	Annual Interest Payment	Annual Sinking Fund Accretion	Accumulated Sinking Fund
1 (2017)	$3,271,919	$(1,015,423)	$2,256,496	$2,256,496
2 (2018)	$3,271,919	$(1,015,423)	$2,256,496	$4,512,992
3 (2019)	$3,271,919	$(1,015,423)	$2,256,496	$6,769,488
4 (2020)	$3,271,919	$(1,015,423)	$2,256,496	$9,025,984
5 (2021)	$3,271,919	$(1,015,423)	$2,256,496	$11,282,480
6 (2022)	$3,271,919	$(1,015,423)	$2,256,496	$13,538,976
7 (2023)	$3,271,919	$(1,015,423)	$2,256,496	$15,795,472
8 (2024)	$3,271,919	$(1,015,423)	$2,256,496	$18,051,968
9 (2025)	$3,271,919	$(1,015,423)	$2,256,496	$20,308,464
10 (2026)	$3,271,919	$(1,015,423)	$2,256,496	$22,564,960
11 (2027)	$3,271,919	$(1,015,423)	$2,256,496	$24,821,456
12 (2028)	$3,271,919	$(1,015,423)	$2,256,496	$27,077,952
13 (2029)	$3,271,919	$(1,015,423)	$2,256,496	$29,334,448
14 (2030)	$3,271,919	$(1,015,423)	$2,256,496	$31,590,944
15 (2031)	$3,271,919	$(1,015,423)	$2,256,496	$33,847,440
I-2

SCHEDULE II

NIRAN TRUSTEE COMPENSATION

The parties to this Indenture hereby agree that the compensation and expense reimbursement payable to the NIRAN Trustee as Depository under the Accounts Agreement shall be inclusive of all compensation payable to it for its services as NIRAN Trustee, and that no additional compensation or expense reimbursement shall be due to it, except to reimburse the NIRAN Trustee for any reasonable out-of-pocket expenses, disbursements and expenses actually incurred or made by the NIRAN Trustee in accordance with the terms of this Indenture.

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